WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), dated as of [______________], 2016, is entered into by and between MRI Interventions, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, the Company is engaged in a public offering (the “Offering”) of units (“Units”), with each Unit consisting of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and a warrant to purchase [______] of a share of Common Stock (each a “Warrant”);

WHEREAS, in connection with the Offering, the Company has filed with the U.S. Securities and Exchange Commission a Registration Statement on Form S-1, No. 333-211647 (as the same may be amended from time to time, the “Registration Statement”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”) of, among other securities, the Units, the shares of Common Stock underlying Units, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”);

WHEREAS, the Registration Statement was declared effective on [__________], 2016;

WHEREAS, in the Offering, the Company has determined to issue and deliver up to [______________] Warrants (which includes up to [____________] Warrants subject to the underwriters’ over-allotment option) to purchase up to [____________] Warrant Shares (which includes up to [_____________] Warrant Shares subject to the underwriters’ over-allotment option);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned on behalf of the Warrant Agent, as provided herein, the valid and binding obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.            Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.            Warrants.

2.1           Issuance of Warrants. In accordance with Section 2.4 hereof and subject to the next sentence, the Company will cause to be issued to the Depository, one or more Global Warrant Certificates evidencing the Warrants. Any Warrants not evidenced by the Global Warrant Certificate(s) shall be issued by book-entry registration on the books and records of the Warrant Agent (“Book-Entry Warrants”), and such Warrants shall be evidenced by statements issued by the Warrant Agent from time to time to the Registered Holder of Book-Entry Warrants reflecting such book-entry position (each a “Warrant Statement”).

2.2           Warrant Certificates. Subject to Section 5 hereof, the Warrants shall be issued (a) in the form of one or more global certificates (each a “Global Warrant Certificate”), in substantially the form set forth in Exhibit A attached hereto, or (b) via book-entry registration on the books and records of the Warrant Agent and evidenced by a Warrant Statement. The Global Warrant Certificates and the Warrant Statements may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by (i) in the case of a Global Warrant Certificate, the Appropriate Officer executing such Global Warrant Certificate, as evidenced by his or her execution of the Global Warrant Certificate, or (ii) in the case of Warrant Statements, any Appropriate Officer, and all of which shall be reasonably acceptable to the Warrant Agent. The Global Warrant Certificates shall be deposited on or after the date hereof with, or with the Warrant Agent as custodian for, The Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., as the Depository’s nominee. Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

2.3           Execution of Warrant Certificates. Global Warrant Certificates shall be signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer or Secretary (each an “Appropriate Officer”). Each such signature upon the Global Warrant Certificates may be in the form of a facsimile or other electronically transmitted signature (including, without limitation, electronic transmission in portable document format (.pdf)) of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Global Warrant Certificates and for that purpose the Company may adopt and use the facsimile or other electronically transmitted signature of any Appropriate Officer who shall have been an Appropriate Officer at the time of entering into this Agreement. If any Appropriate Officer who shall have signed any Global Warrant Certificate shall cease to be such Appropriate Officer before the Global Warrant Certificate so signed shall have been countersigned by the Warrant Agent or delivered by the Company, such Global Warrant Certificate nevertheless may be countersigned and delivered as though such Appropriate Officer had not ceased to be such Appropriate Officer of the Company; and any Global Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Warrant Certificate, shall be a proper Appropriate Officer of the Company to sign such Global Warrant Certificate, although at the date of the execution of this Agreement any such person was not such Appropriate Officer.

2.4           Registration and Countersignature.

2.4.1        Registration of Warrants. Upon written order of the Company, the Warrant Agent, on behalf of the Company, shall (a) upon receipt of a Global Warrant Certificate duly executed on behalf of the Company, countersign such Global Warrant Certificate evidencing Warrants, and (b) register in the Warrant Register the Global Warrant Certificate(s) and any Book-Entry Warrants. Such written order of the Company shall specifically state the number of Warrants that are to be issued as one or more Global Warrant Certificates and the number of Warrants that are to be issued as Book-Entry Warrants. A Global Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof. Each Holder shall be bound by all of the terms and provisions of this Agreement (a copy of which shall be available on request to the Secretary of the Company) as fully and effectively as if such Holder had signed the same.

2.4.2        Countersignature. No Global Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Global Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent. Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Company shall be conclusive evidence that such Global Warrant Certificate so countersigned has been duly issued hereunder.

2.4.3        Warrant Register. The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Global Warrant Certificate(s) and the Book-Entry Warrants and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in Section 5 of this Agreement, all in form satisfactory to the Company and the Warrant Agent.

2.4.4        Registered Holders. Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Agreement, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered upon the Warrant Register (the “Registered Holder” of such Warrant) as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing made on a Global Warrant Certificate by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

3.          Warrant Exercise.

3.1          Exercise Price. Subject to the terms of this Agreement, each Warrant shall entitle the Holder thereof to purchase from the Company [______] share of Common Stock, at the price of $[______] per [whole] share, subject to the adjustments provided in Section 4 hereof. The term “Exercise Price” as used in this Agreement refers to the price per [whole] share at which Warrant Shares may be purchased at the time a Warrant is exercised.

3.2          Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on the date of original issuance pursuant to the terms of this Agreement and terminating at the Close of Business on [____________], 2021 (the “Expiration Date”). Each Warrant not exercised prior to the Close of Business on the Expiration Date shall become permanently and irrevocably null and void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at such time.

3.3          Exercise of Warrants.

3.3.1         Method of Exercise. A Holder may, until the Close of Business on the Expiration Date, exercise, in whole or in part, at any time or from time to time during the Exercise Period, such Holder’s right to purchase Warrant Shares by:

(a)         delivering written notice of such election (a “Warrant Exercise Notice”) to exercise Warrants to the Company and Warrant Agent no later than the Close of Business on the Expiration Date, which Warrant Exercise Notice shall be substantially in the form set forth either: (i) in Exhibit B-1 hereto, properly completed and executed, provided that such written notice may only be submitted by a Registered Holder with respect to Book-Entry Warrants; or (ii) in Exhibit B-2 hereto, properly completed and executed, provided that such written notice may only be submitted with respect to Warrants held through the book-entry facilities of the Depository, by or through Persons that are direct participants in the Depository;

(b)         delivering, no later than the Close of Business on the Trading Day immediately prior to the applicable Settlement Date, such Warrants to the Warrant Agent by book-entry transfer through the facilities of the Depository, if such Warrants are represented by a Global Warrant Certificate; and

(c)         paying, no later than the Close of Business on the Trading Day immediately following the Exercise Date, the applicable aggregate Exercise Price for the Warrant Shares thereby purchased together with all applicable taxes and charges (collectively, the “Exercise Amount”), in accordance with the provisions of Section 3.3.3, which payment may take the form of a “cashless exercise” if so indicated in the Warrant Exercise Notice.

For purposes of clarification, to the extent a Warrant Exercise Notice is delivered in respect of a Warrant prior to the Close of Business on the Expiration Date, and the deliveries and payments specified in paragraphs (b) and (c) above are otherwise timely made, the applicable Warrants shall be nonetheless deemed exercised prior to the Close of Business on the Expiration Date for purposes of this Agreement.

3.3.2        Examination of Warrant Exercise Notice. The Warrant Agent shall: (a) examine all Warrant Exercise Notices and all other documents delivered to it by or on behalf of Holders to ascertain whether, on their face, such Warrant Exercise Notices and any such other documents have been properly completed and executed; (b) where a Warrant Exercise Notice or other document appears to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrant exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled; (c) inform the Company of, and cooperate with and assist the Company in resolving, any reconciliation problems relating to the Warrant Exercise Notices received and the delivery of Warrants to the Warrant Agent’s account; (d) advise the Company, no later than one (1) Trading Day after receipt of a Warrant Exercise Notice, of (i) the receipt of such Warrant Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (ii) the instructions with respect to delivery of the Warrant Shares, subject to the timely receipt from the Depository of the necessary information, and (iii) such other information as the Company shall reasonably require; and (e) subject to the Warrant Shares being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depository, liaise with the Depository and endeavor to effect such delivery to the relevant accounts at the Depository in accordance with its customary requirements.

3.3.3.       Payment of Exercise Price. The Exercise Amount shall be paid to the Warrant Agent, for the account of the Company, by wire transfer of immediately available funds, unless the Holder satisfies its obligation to pay the Exercise Amount (other than any applicable taxes and charges) through a “cashless exercise,” in which event the Company shall issue to such Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

Where:

X = the number of Warrant Shares to be issued to the Holder;

Y = the total number of Warrant Shares with respect to which Warrants are being exercised;

A = the arithmetic average, to the nearest cent, of the Closing Sale Prices of shares of Common Stock for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the Exercise Date (appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such calculation period); and

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

The Warrant Agent shall promptly pay to the Company all funds received by the Warrant Agent in payment of the exercise of any Warrants.

3.3.4        Company Determinations. The Company reserves the right to reject any and all Warrant Exercise Notices not in proper form. Such determination by the Company shall be final and binding on the Holders, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants. Neither the Company nor the Warrant Agent shall be under any duty to give notice to Holders of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

3.3.5        Issuance of Warrant Shares. As soon as reasonably practicable after the proper exercise of any Warrants pursuant to Section 3.3.1, the Company shall issue, or cause to be issued, the total number of Warrant Shares for which such Warrants have been exercised either:

(a)         in the case of a Holder who holds the exercised Warrants through the Depository’s book-entry transfer facilities, by credit to the Depository for the account of such Holder or for the account of a participant in the Depository of the number of Warrant Shares to which such Holder is entitled, registered in such name and delivered to such account as directed in the Warrant Exercise Notice by such Holder or by the direct participant in the Depository through which such Holder is acting; or

(b)         in the case of a Holder who holds the exercised Warrants in the form of Book-Entry Warrants, a book-entry interest in the Warrant Shares registered on the books of the Company’s stock transfer agent or by delivery to the address designated by such Holder in its Warrant Exercise Notice of a physical certificate or certificates representing the number of Warrant Shares to which such Holder is entitled, registered in such name as may be directed in the Warrant Exercise Notice by such Holder.

The Person in whose name the Warrant Shares are issued shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

If, upon proper exercise of Warrants pursuant to Section 3.3.1, the Company fails to issue, or cause to be issued, the applicable Warrant Shares by the Settlement Date, then the Holder shall have the right to rescind such exercise. Otherwise, any election to exercise Warrants shall be irrevocable.

3.3.6        Compensation for Buy-In on Failure to Timely Issue Warrant Shares. If, upon proper exercise of Warrants pursuant to Section 3.3.1, (a) the Company shall fail to issue or cause to be issued to or for the account of the Holder (or for the account of a participant in the Depository through which such Holder is acting) the applicable Warrant Shares within the later of (i) the Settlement Date and (ii) two (2) Trading Days after proper payment of the Exercise Amount (such later date, the “Delivery Deadline”), and (b) on or after such Delivery Deadline such Holder is required to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the Warrant Shares that the Holder anticipated receiving from the Company upon such exercise, then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (x) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue or cause to be issued the Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder shall terminate, or (y) promptly honor its obligation to so issue or caused to be issued the Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of Warrant Shares multiplied by (2) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the Exercise Date and ending on the date of such issuance and payment under this clause (y).

3.3.7        No Fractional Shares. In accordance with Section 6.6 hereof, no fractional Warrant Shares shall be issued upon exercise of any Warrants.

3.3.8        Surrender of Global Warrant Certificates. If less than all of the Warrants evidenced by a Global Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Close of Business on the Expiration Date, a new Global Warrant Certificate shall be issued for the remaining number of Warrants evidenced by the Global Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the new Global Warrant Certificate pursuant to the provisions of Section 2.4 hereof and this Section 3.3.8. Any Global Warrant Certificate surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Global Warrant Certificate shall then be returned to the Company.

3.3.9        Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by a Holder upon any exercise of Warrants (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% (the “Maximum Percentage”) of the total number of then outstanding shares of Common Stock (including for such purpose the Warrant Shares issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged and agreed that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and that such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent the limitation contained in this Section 3.3.9 applies, the determination of whether Warrants are exercisable (in relation to other securities beneficially owned by such Holder) shall be in the sole discretion of the Holder, and the submission of a Warrant Exercise Notice shall be deemed to be the Holder’s determination of whether Warrants are exercisable (in relation to other securities beneficially owned by such Holder), subject to such aggregate percentage limitation, and the Company and the Warrant Agent shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3.3.9, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, or, if more recent, the Company’s most recent Current Report on Form 8-K with such information, (ii) a more recent public announcement by the Company or (iii) any other notice by the Company or the Company’s stock transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of a Holder, the Company shall within three Business Days confirm to such Holder the number of shares of Common Stock then outstanding. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 4.3 of this Agreement.

4.            Adjustments.

4.1           Stock Dividends and Splits. If the Company, at any time while any of the Warrants is outstanding, (a) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (b) subdivides its outstanding shares of Common Stock into a larger number of shares, (c) combines its outstanding shares of Common Stock into a smaller number of shares, or (d) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date immediately before giving effect to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such event. Any adjustment made pursuant to clause (a) of this Section 4.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (b), (c) or (d) of this Section 4.1 shall become effective immediately after the effective date of such subdivision, combination or reclassification. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 4.1, the number of Warrant Shares that may be purchased upon exercise of a Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. The Company shall promptly notify the Warrant Agent of any such adjustment and give specific instructions to the Warrant Agent with respect to any adjustments to the Warrant Register.

4.2          Pro Rata Distributions. If the Company, at any time while any of the Warrants is outstanding, distributes to all holders of Common Stock (a) evidences of its indebtedness, (b) any security (other than a distribution of Common Stock covered by Section 4.1), (c) rights or warrants to subscribe for or purchase any security, or (d) any other asset, including cash (in each case, “Distributed Property”), then, upon any exercise of any Warrants that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the holder of such Warrant Shares immediately prior to such record date; provided, however, that to the extent the Holder’s right to participate in any such distribution would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such distribution to such extent) and such distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage.

4.3          Fundamental Transaction. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Agreement in accordance with the provisions of this Section 4.3; provided, however, that the foregoing shall not apply if the Company itself is the Successor Entity. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Agreement with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Warrant Agent written confirmation that there shall be issued upon exercise of the Warrants at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of Warrants prior to such Fundamental Transaction, the same amount and kind of securities, cash or property as Holders would have been entitled to receive upon the occurrence of such Fundamental Transaction had the Warrants been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Agreement. Upon its receipt of such written confirmation from the Successor Entity, the Warrant Agent shall then deliver a copy of such confirmation to each Registered Holder at the last address set forth for such Registered Holder in the Warrant Register. The provisions of this Section 4.3 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of the Warrants.

4.4          Calculations. All calculations under Section 4 shall be made to the nearest cent or the nearest share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

4.5          Notice of Adjustments. Upon the occurrence of any adjustment pursuant to Section 4, the Company, at its expense, will promptly compute such adjustment, in good faith, in accordance with the terms of this Agreement and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and, if applicable, the adjusted number or type of Warrant Shares or other securities issuable upon exercise of Warrants (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based. The Company shall promptly deliver a copy of each such certificate to the Warrant Agent, and the Warrant Agent shall then promptly deliver a copy of each certification to each Registered Holder at the last address set forth for such Registered Holder in the Warrant Register.

4.6          Notice of Corporate Events. If, at any time while any of the Warrants is outstanding, the Company (a) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (b) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction, or (c) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Warrant Agent, and the Warrant Agent shall deliver to each Registered Holder at the last address set forth for such Registered Holder in the Warrant Register, a notice of such transaction at least ten (10) Business Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure of the Company or the Warrant Agent to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

5.            Transfer and Exchange of Warrants.

5.1          Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of a Global Warrant Certificate or beneficial interests therein shall be effected through the Depository, in accordance with this Agreement and the procedures of the Depository therefor.

5.2          Exchange of Beneficial Interest in Global Warrant Certificate for Book-Entry Warrant. Any Beneficial Holder may, upon request, exchange its beneficial interest in a Global Warrant Certificate for a Book-Entry Warrant. Upon receipt by the Warrant Agent from the Depository or its nominee of written instructions or such other form of instructions as is customary for the Depository on behalf of any Beneficial Holder, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depository and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Book-Entry Warrants to be issued in exchange for the beneficial interest of such Beneficial Holder in the Global Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the Holder a Book-Entry Warrant and deliver to said Holder a Warrant Statement. Book-Entry Warrants issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 5.2 shall be registered in such name(s) as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrant Statements to the Registered Holders. At such time as all beneficial interests in Global Warrant Certificate(s) have either been exchanged for Book-Entry Warrants or canceled, the Global Warrant Certificate(s) shall be surrendered to the Warrant Agent for cancellation and then returned to the Company.

5.3          Transfer and Exchange of Book-Entry Warrants. Book-Entry Warrants surrendered for exchange or for registration of transfer shall be cancelled by the Warrant Agent. When Book-Entry Warrants are presented to or deposited with the Warrant Agent with a written request to (a) register the transfer of the Book-Entry Warrants, or (b) exchange such Book-Entry Warrants for an equal number of Book-Entry Warrants of other authorized denominations, then in each case the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Registered Holder thereof or its duly appointed legal representative or attorney-in-fact, duly authorized in writing.

5.4          Exchange or Transfer of Book-Entry Warrant for Beneficial Interest in Global Warrant Certificate. Upon receipt by the Warrant Agent of appropriate written instruments of transfer with respect to a Book-Entry Warrant, in form and substance satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depository to make, an endorsement on a Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant (such instruments of transfer and instructions to be duly executed by the Holder thereof or the duly appointed legal representative attorney-in-fact thereof, duly authorized in writing, such signatures to be guaranteed by an eligible guarantor institution to the extent required by the Warrant Agent or the Depository), then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificate is then outstanding, the Company shall issue, and the Warrant Agent shall countersign, a new Global Warrant Certificate representing the appropriate number of Warrants.

5.5          Restrictions on Transfer and Exchange of Global Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 5.6 below), unless and until it is exchanged in whole for a Book-Entry Warrant, a Global Warrant Certificate may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

5.6          Book-Entry Warrants. If at any time (a) the Depository for the Global Warrant Certificate(s) notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Warrant Certificate(s) and a successor Depository for the Global Warrant Certificate(s) is not appointed by the Company within ninety (90) days after delivery of such notice, or (b) the Company, in its sole discretion, notifies the Warrant Agent in writing that all Warrants shall be exclusively in the form of Book-Entry Warrants, then the Warrant Agent, upon written instructions signed by an Appropriate Officer of the Company and upon receipt of all other information reasonably requested by the Warrant Agent, shall register Book-Entry Warrants, in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificate(s), in exchange for such Global Warrant Certificate(s), in such names and in such amounts as directed by the Depository or, in the absence of instructions from the Depository, the Company.

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5.7           Obligations with Respect to Transfers and Exchanges of Warrants. To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign one or more Global Warrant Certificates, and the Warrant Agent is hereby authorized to register Book-Entry Warrants, in accordance with the provisions of Section 2.2 and Section 2.3 hereof and this Section 5 and for the purpose of any distribution of additional Global Warrant Certificates contemplated by Section 4 hereof. All Book-Entry Warrants and Global Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Warrants or Global Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Book-Entry Warrants or Global Warrant Certificates surrendered upon such registration of transfer or exchange.

5.8           Obligations with Respect to Transfers and Exchanges of Warrants.

5.8.1       So long as the Depository, or its nominee, is the registered owner of a Global Warrant Certificate, the Depository or such nominee, as the case may be, may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Except as provided in Section 5.2 and Section 5.6 hereof upon the exchange of a beneficial interest in a Global Warrant Certificate for a Book-Entry Warrant, Beneficial Holders will not be entitled to have any Warrants registered in their names, and will not receive or be entitled to receive physical delivery of any such Warrants and will not be considered the owners or holders thereof under the Warrants, any Global Warrant Certificate or this Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair the operation of customary practices of the Depository governing the exercise of the rights of a Beneficial Holder.

5.8.2     Subject to Section 5.2, Section 5.3, Section 5.4 and Section 5.5 hereof and this Section 5.8, the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any Book-Entry Warrants in the Warrant Register and the transfer of any Global Warrant Certificate in the Warrant Register, upon surrender to the Warrant Agent of the Global Warrant Certificate representing such Warrants, duly endorsed, and accompanied by a completed form of assignment reasonably satisfactory to the Warrant Agent (or with respect to a Book-Entry Warrant, only such completed form of assignment), duly signed by the Holder thereof or by its duly appointed legal representative or attorney-in-fact, duly authorized in writing, such signature to be guaranteed by an eligible guarantor institution to the extent required by the Warrant Agent or the Depository. Upon any such registration of transfer, a new Global Warrant Certificate or Warrant Statement, as the case may be, shall be issued to the transferee.

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6.             Other Provisions Relating to Warrants.

6.1        No Rights as Stockholder. A Holder, solely in its capacity as such, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Agreement be construed to confer upon a Holder, solely in its capacity as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Holder is then entitled to receive upon the due exercise of Warrants. In addition, nothing contained in this Agreement shall be construed as imposing any liabilities on a Holder to purchase any securities, whether such liabilities are asserted by the Company or by creditors of the Company.

6.2          Lost, Stolen, Mutilated, or Destroyed Warrant Certificates. The Company may issue and the Warrant Agent shall countersign, upon evidence satisfactory to the Company and the Warrant Agent of the loss, theft, mutilation or destruction of a Global Warrant Certificate, in lieu of the Global Warrant Certificate, a new warrant certificate of like tenor and amount in the place of any Global Warrant Certificate theretofore issued by it, alleged to have been lost, stolen, mutilated or destroyed, and the Company and the Warrant Agent may require the Registered Holder of the lost, stolen, mutilated or destroyed Global Warrant Certificate, or such Holder’s legal representative, to give the Company and the Warrant Agent a bond sufficient to indemnify them against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such Global Warrant Certificate or the issuance of such new certificate.

6.3          Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

6.4          Payment of Taxes. No service charge shall be made to any Holder for any exercise, exchange or registration of transfer of Warrants. Neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of Warrant Shares in a name other than that of the Holder of the Warrant surrendered upon exercise, and the Company and the Warrant Agent shall not be required to issue or deliver such Warrant Shares unless or until the Person requesting the issuance thereof shall have paid to the Warrant Agent, for the account of the Company, the amount of such tax or shall have established to the satisfaction of the Company and the Warrant Agent that such tax has been paid.

6.5          No Redemption. The Company shall not have any right to redeem any of the Warrants evidenced hereby.

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6.6          No Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of Warrants, such that the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full shares of Common Stock that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all of the Warrants so presented.

7.             Concerning the Warrant Agent and Other Matters.

7.1          Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants, but, as provided in Section 6.4 above, the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such Warrant Shares.

7.2          Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1        Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) calendar days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) calendar days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by a Registered Holder (who shall, with such notice, submit such Holder’s Warrants for inspection by the Company), then such Registered Holder may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent, the expenses of which shall be paid by the Company. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City of New York and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2          Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent not later than the effective date of any such appointment.

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7.2.3          Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

7.3           Fees and Expenses of Warrant Agent.

7.3.1          Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3.2          Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

7.4           Liability of Warrant Agent.

7.4.1          Reliance on Company Statement. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by an Appropriate Officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

7.4.2          Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

7.4.3          Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature hereof and thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Warrant Shares will, when issued, be validly issued and fully paid and nonassessable.

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7.5          Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Warrants.

8.             Miscellaneous Provisions.

8.1           Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Beneficial Holder” means any Person that holds a beneficial interest in a Global Warrant Certificate.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York City are authorized or obligated by law, regulation or executive order to close or remain closed.

“Close of Business” means, on any given date, 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day, it means 5:00 p.m., New York City time, on the next succeeding Business Day.

“Closing Sale Price” means, for the Common Stock as of a given date, the last trade price for such Common Stock on the Principal Trading Market, or, if such Principal Trading Market operates or begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such Common Stock prior to 4:00 p.m., New York City time.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Date” means the date a properly completed and executed Warrant Exercise Notice is delivered pursuant to Section 3.3.1 hereof (as determined in accordance with the notice provisions set forth in Section 8.4 hereof).

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“Fundamental Transaction” means that (a) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reclassify its Common Stock (other than pursuant to Section 4.1 hereof), or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“Holder” means a Registered Holder and/or a Beneficial Holder, as applicable.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and/or quoted for trading, which, as of the date of this Agreement is The Nasdaq Capital Market.

“Settlement Date” means the date three Trading Days after the Exercise Date.

“Successor Entity” means the Person formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into.

“Trading Day” means (a) if the Common Stock is listed or quoted on a Trading Market, a day on which the Principal Trading Market is open for the transaction of business, or (b) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported in the OTC Pink (also known as “Pink Sheets”) by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in clause (a) or (b) above, then Trading Day means a Business Day.

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“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the Nasdaq Stock Market (any market tier) or the OTCQX or OTCQB tiered marketplace organized by OTC Markets Group.

8.2          Other Defined Terms. The following table sets forth certain other defined terms and the section of this Agreement in which the meaning of each such term appears:

“Agreement”	Preamble
“Appropriate Officer”	Section 2.3
“Book-Entry Warrants”	Section 2.1
“Buy-In Price”	Section 3.3.7
“Common Stock”	Recitals
“Company”	Preamble
“Delivery Deadline”	Section 3.3.7
“Depository”	Section 2.2
“Distributed Property”	Section 4.2
“Exercise Amount”	Section 3.3.1
“Exercise Period”	Section 3.2
“Exercise Price”	Section 3.1
“Expiration Date”	Section 3.2
“Expiration Period”	Section 3.2
“Global Warrant Certificate”	Section 2.2
“Maximum Percentage”	Section 3.3.9
“Offering”	Recitals
“Registered Holder”	Section 2.4.4
“Registration Statement”	Recitals
“Securities Act”	Recitals
“Settlement Date”	Section 3.3.1
“Units”	Recitals
“Warrant”	Recitals
“Warrant Agent”	Preamble
“Warrant Exercise Notice”	Section 3.3.1
“Warrant Register”	Section 2.4.3
“Warrant Shares”	Recitals
“Warrant Statement”	Section 2.1

8.3          Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.4          Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by a Holder to or on the Company shall be delivered by email, fax, hand delivery, nationally recognized overnight courier or registered or certified mail (return receipt requested, postage prepaid), addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

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MRI Interventions, Inc.

Attn: Chief Financial Officer

5 Musick

Irvine, California 92618

Fax: [_____________________]

Email: hhurwitz@mriinterventions.com

with a copy in each case to:

Bass, Berry & Sims PLC

Attn: Richard F. Mattern

100 Peabody Place, Suite 1300

Memphis, TN 38103

Fax: [_____________________]

Email: rmattern@bassberry.com

Any notice, statement or demand authorized by this Agreement to be given or made by a Holder or by the Company to or on the Warrant Agent shall be delivered by email, fax, hand delivery, nationally recognized overnight courier or registered or certified mail (return receipt requested, postage prepaid), addressed (until another address is filed in writing by the Warrant with the Company), as follows:

Continental Stock Transfer & Trust Company

Attn: Compliance Department

17 Battery Place

New York, New York 10004

Fax: [_____________________]

E-mail: [_____________________]

Any notice statement or demand sent pursuant to this Agreement shall be deemed delivered and effective on (i) the date of transmission, if sent by email or fax prior to the Close of Business on a Business Day, (ii) the next Business Day after the date of transmission, if sent by email or fax on a day that is not a Business Day or later than the Close of Business on any Business Day, (iii) actual receipt, if sent by hand delivery, (iv) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (v) the third (3rd) Business Day after registration or certification, if sent by registered or certified mail.

8.5           Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.4 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

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8.6          Termination. This Agreement shall terminate at the Close of Business on the Expiration Date (or, at the Close of Business on the Settlement Date with respect to any Warrant Exercise Notice delivered prior to the Close of Business on the Expiration Date). Notwithstanding the foregoing, this Agreement shall terminate on such earlier date on which all outstanding Warrants have been exercised. Termination of this Agreement shall not relieve the Company or the Warrant Agent of any of their obligations arising prior to the date of such termination or in connection with the settlement of any Warrant exercised prior to the Close of Business on the Expiration Date.

8.7          Persons Having Rights under this Agreement. Nothing in this Agreement expressed, and nothing that may be implied from any of the provisions hereof, is intended, or shall be construed, to confer upon, or give to, any Person other than the parties hereto and the Holders, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Holders.

8.8          Examination of this Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by any Holder. The Warrant Agent may require any such Holder to submit his, her or its Warrant for inspection by the Warrant Agent. In addition, the Warrant Agent shall provide, at the Company’s expense, a copy of this Agreement to any Holder requesting, in writing, such copy prior to the Close of Business on the Expiration Date.

8.9          Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.10        Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

8.11        Amendments. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Holders. All other modifications or amendments, including any amendment to increase the Exercise Price or shorten the Exercise Period, shall require the written consent of the Registered Holders of a majority of the then outstanding Warrants.

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8.12        Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

MRI INTERVENTIONS, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

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Exhibit A

FORM OF GLOBAL WARRANT CERTIFICATE

FORM OF FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON [___________], 2021

THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, EXCHANGE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THE WARRANT AGREEMENT, DATED AS OF [_________________], 2016 (THE “WARRANT AGREEMENT”), BETWEEN THE ISSUER OF THIS CERTIFICATE AND THE WARRANT AGENT NAMED THEREIN. BY ACCEPTING ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE RECIPIENT OF SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL OF THE PROVISIONS OF THE WARRANT AGREEMENT. A COPY OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY OF THE ISSUER OF THIS CERTIFICATE.

NO. W-1	WARRANT TO PURCHASE [________________] SHARES OF COMMON STOCK

MRI INTERVENTIONS, INC.

WARRANT TO PURCHASE COMMON STOCK, PAR VALUE $0.01 PER SHARE

CUSIP # 55347P 118

This Global Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of a Warrant (this “Warrant”) of MRI INTERVENTIONS, INC., a Delaware corporation (the “Company”), to purchase the number of shares of common stock, par value $0.01 per share (“Common Stock”), of the Company set forth above (as adjusted from time to time in accordance with the terms of the Warrant Agreement). This Warrant expires at 5:00 p.m., New York City time, on [____________], 2021 (the “Expiration Date”) and entitles the holder upon exercise at any time, and from time to time, in whole or in part, on or after the date of this Warrant Certificate and prior to 5:00 p.m., New York City time, on the Expiration Date to purchase from the Company up to the number of fully paid and nonassessable shares of Common Stock set forth above at an exercise price of $[__________] per whole share of Common Stock (as adjusted from time to time in accordance with the terms of the Warrant Agreement, the “Exercise Price”). The Exercise Price and the number of shares of Common Stock purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Warrant Agreement.

IN WITNESS WHEREOF, the Company has caused this Global Warrant Certificate to be executed by its duly authorized officer as of the date below set forth.

Dated: [_______________], 2016

MRI INTERVENTIONS, INC.

By:
Name:
Title:

Countersigned:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

as Warrant Agent

By:
Name:
Title:

Address of Registered Holder for Notices

(until changed in accordance with the Warrant Agreement):

FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE

The Warrant evidenced by this Global Warrant Certificate is a part of a duly authorized issue of Warrants to purchase up to [______________] shares of Common Stock issued pursuant to the Warrant Agreement. The Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the registered holders of the Warrants. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Warrant Agreement.

Upon due presentment for registration of transfer of the Warrant and surrender of this Global Warrant Certificate at the office of the Warrant Agent designated for such purpose, a new Global Warrant Certificate or Global Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Global Warrant Certificate, subject to the limitations set forth in the Warrant Agreement, without charge except for any applicable tax or other charge.

As provided in Section 6.6 of the Warrant Agreement, the Company shall not be required to issue fractional shares of Common Stock.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act, state securities laws or other applicable law. The Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company.

The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Global Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Global Warrant Certificate is held by The Depository Trust Company (the “Depository”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) this Global Warrant Certificate may be transferred in whole pursuant to Section 5.5 of the Warrant Agreement and (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 3.3.8 and Section 5.2 of the Warrant Agreement.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depository to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co., or such other entity as is requested by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books and records of the Company or the Warrant Agent until the provisions set forth in the Warrant Agreement have been complied with.

In the event of any conflict or inconsistency between this Global Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall control.

Exhibit B-1

EXERCISE FORM FOR REGISTERED HOLDERS

HOLDING BOOK-ENTRY WARRANTS

(To be executed upon exercise of the Warrant(s))

ALL CAPITALIZED TERMS USED HEREIN, BUT NOT DEFINED HEREIN, SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE WARRANT AGREEMENT BETWEEN MRI INTERVENTIONS, INC. AND THE WARRANT AGENT NAMED THEREIN (THE “WARRANT AGREEMENT”).

The undersigned hereby elects to exercise the right, represented by the Book-Entry Warrant(s), to purchase _____________ Warrant Shares and:

☐ herewith tenders an amount of $_______________ by wire transfer of immediately available funds to an account arranged with the Warrant Agent; or

☐ elects to effect a “cashless” exercise pursuant to Section 3.3.3 of the Warrant Agreement.

The undersigned represents and warrants to the Company and the Warrant Agent that in giving effect to the exercise evidenced hereby the undersigned will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) permitted to be owned under Section 3.3.9 of the Warrant Agreement.

Dated: __________________, 20___

THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT AND THE COMPANY, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU OF THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND THE COMPANY AND TO WHICH THIS WARRANT EXERCISE NOTICE IS TO BE SUBMITTED.

THE UNDERSIGNED REQUESTS THAT A STATEMENT REPRESENTING THE WARRANT SHARES BE DELIVERED AS FOLLOWS:

Name:
(Please Print)

Address:

Telephone:

Fax:

Social Security Number or
Other Taxpayer ID Number (if applicable):

IF SAID NUMBER OF WARRANT SHARES SHALL NOT BE ALL THE WARRANT SHARES PURCHASABLE UNDER THE WARRANT(S), THE UNDERSIGNED REQUESTS THAT NEW BOOK-ENTRY WARRANT(S) REPRESENTING THE BALANCE OF SUCH WARRANT(S) SHALL BE REGISTERED, WITH THE APPROPRIATE WARRANT STATEMENT DELIVERED, AS FOLLOWS:

Name:
(Please Print)

Address:

Telephone:

Fax:

Social Security Number or
Other Taxpayer ID Number (if applicable):

Signature:

Name:

Capacity in which Signing:

SIGNATURE GUARANTEED BY*:

*	If the statement representing the Warrant Shares or any Book-Entry Warrants representing Warrants not exercised is to be registered in a name other than that in which the Book-Entry Warrants are registered, the signature of the holder hereof must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

Exhibit B-2

EXERCISE FORM FOR BENEFICIAL HOLDERS

HOLDING WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

(To be executed upon exercise of the Warrant(s))

ALL CAPITALIZED TERMS USED HEREIN, BUT NOT DEFINED HEREIN, SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE WARRANT AGREEMENT BETWEEN MRI INTERVENTIONS, INC. AND THE WARRANT AGENT NAMED THEREIN (THE “WARRANT AGREEMENT”).

The undersigned hereby irrevocably elects to exercise the right, represented by Global Warrant Certificate No.________ held for its benefit through the book-entry facilities of the Depository, to purchase ____________ Warrant Shares and:

☐ herewith tenders an amount of $_______________ by wire transfer of immediately available funds to an account arranged with the Warrant Agent; or

☐ elects effect a “cashless” exercise pursuant to Section 3.3.3 of the Warrant Agreement.

The undersigned requests that the Warrant Shares issuable upon exercise of the Warrant(s) be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that if the Warrant Shares are evidenced by global securities, the Warrant Shares shall be registered in the name of the Depository or its nominee.

The undersigned represents and warrants to the Company and the Warrant Agent that, in giving effect to the exercise evidenced hereby, no Person will beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) permitted to be owned under Section 3.3.9 of the Warrant Agreement.

Dated:__________________, 20___

THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT AND THE COMPANY, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITORY TO WHICH YOU MUST DELIVER THE WARRANT(S) AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND THE COMPANY AND TO WHICH THIS WARRANT EXERCISE NOTICE IS TO BE SUBMITTED.

NAME OF DIRECT PARTICIPANT IN THE DEPOSITORY:

Account Name:
(Please Print)

Address:

Contact Name:

Telephone:

Fax:

Social Security Number or
Other Taxpayer ID Number (if applicable):

Account from which Warrant(s) are Being Delivered:

Depository Account Number:

PERSON DELIVERING WARRANT(S), IF OTHER THAN THE DIRECT PARTICIPANT IN THE DEPOSITORY:

Name:
(Please Print)

Address:

Contact Name:

Telephone:

Fax:

Social Security Number or
Other Taxpayer ID Number (if applicable):

Account in which the Warrant Shares are to be Credited:

Depository Account Number:

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

Name:
(Please Print)

Address:

Contact Name:

Telephone:

Fax:

Social Security Number or
Other Taxpayer ID Number (if applicable):

Number of Warrants being Exercised:

Signature:

Name:

Capacity in which Signing:

SIGNATURE GUARANTEED BY*:

*	Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.